SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FRONTIER FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

FRONTIER FINANCIAL CORPORATION

332 S.W. Everett Mall Way

P. O. Box 2215

Everett, Washington 98203

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

The 2004 Annual Meeting of Shareowners of Frontier Financial Corporation will be held at the Everett Golf & Country Club, 1500 – 52nd Street, Everett, Washington, on Wednesday, April 21, 2004, at 7:30 p.m. for the following purposes:

1.	To elect four (4) members to the Board of Directors;

2.	To ratify Moss Adams LLP as the auditors; and

3.	To act on such other matters as may properly come before the meeting.

Only shareowners of record at the close of business on March 5, 2004, are entitled to notice of and to vote at the meeting and/or any adjournment thereof.

All shareowners are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any shareowner attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors,

/s/ James F. Felicetty
James F. Felicetty
Secretary/Treasurer

Everett, Washington

March 11, 2004

Whether or Not You Plan to Attend the Meeting, Please Complete, Sign, Date and Return the Accompanying Proxy In the Enclosed Self-Addressed, Stamped Envelope.

FRONTIER FINANCIAL CORPORATION

332 S.W. Everett Mall Way

P. O. Box 2215

Everett, Washington 98203

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of Frontier Financial Corporation (the “Corporation”) to the holders of common stock of the Corporation (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners of the Corporation to be held on Wednesday, April 21, 2004 at 7:30 p.m. at Everett Golf & Country Club, 1500 – 52nd Street, Everett, Washington, and any adjournment thereof. The shares represented by the enclosed proxy will be voted in accordance with the shareowner’s directions, if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified on the proxy, it will be voted at the discretion of the proxy holders in accordance with the recommendations of management on all matters as may properly come before the meeting or any adjournment thereof. A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy to the Secretary of the Corporation prior to the Annual Meeting, delivering written notice of revocation of the proxy to the Secretary of the Corporation prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

All costs of the solicitation of the proxies will be borne by the Corporation. These proxy materials, together with the 2003 Annual Report, are being mailed to shareowners on or about March 17, 2004.

PURPOSE OF THE MEETING

At the Annual Meeting, shareowners will be asked:

1.	To elect four (4) members to the Board of Directors;

2.	To ratify Moss Adams LLP as the auditors; and

3.	To act on such other matters as may properly come before the meeting.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

At February 29, 2004, the Corporation had 18,602,824 shares of Common Stock outstanding. There are no outstanding shares of any other class of stock. Each share of Common Stock entitles the holder thereof to one vote. Only shareowners of record at the close of business on March 5, 2004, will be entitled to notice of, and to vote at, the meeting and/or any adjournment thereof.

The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Corporation’s Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and “broker non-votes” (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters.

ITEM 1. ELECTION OF DIRECTORS

Pursuant to the Corporation’s Articles of Incorporation, the Board of Directors has set the number of directors at 11. The directors are divided into three classes, with each class as nearly equal in number as possible. The members of each class serve three-year terms with one class elected annually. A director appointed to fill a vacancy or fill a position that was created by increasing the number of directors must stand for election at the next shareowners’ meeting at which directors are elected. At the Annual Meeting of Shareowners, four (4) directors will be elected, one (1) to hold office until the Annual Meeting of Shareowners held in year 2006, and three (3) to hold office until the Annual Meeting of Shareowners held in the year 2007, and until their successors are elected and qualified. All the nominees have served as directors since the last Annual Meeting, except for Mr. John J. Dickson, who was elected in October 2003.

Should any of these nominees become unavailable for any reason, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

Set forth below are the names of each nominee for director, the nominee’s age, the year in which the nominee became a director, the nominee’s principal occupation and business experience for the past 5 years, and the names of other publicly held companies for which the nominee serves as a director. The same information is provided thereafter for each director whose term of office does not expire until a later date. The mailing address for all of the nominees and incumbent directors is 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA 98203.

NOMINEE FOR ELECTION TO TERM EXPIRING 2006

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation
John J. Dickson(1)	43	2003	2003	Chief Executive Officer, Frontier Bank (May 2003 to present); Executive Vice President of the Corporation and FFP, Inc. (April 2003 to present); Senior Vice President of Frontier Bank (1993 to May 2003); and Vice President of FFP, Inc. (1999)

(1)	John J. Dickson is the son of Robert J. Dickson.

NOMINEES FOR ELECTION TO TERM EXPIRING 2007

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation
George E. Barber	61	1997	1997	Chairman, First Western Investments, Inc. (hospitality, retail and other real estate investments)

Michael J. Clementz	60	2000	2000	President and Chief Executive Officer of Frontier Financial Corporation (April 2003 to present); Executive Vice President of Frontier Bank and Frontier Financial Corporation (July, 2000 to present); President and Chief Executive Officer of Liberty Bay Financial Corporation (1985 to July, 2000); Chairman and Chief Executive Officer of North Sound Bank (1978 to July, 2000)

James H. Mulligan	72	1989	1989	President, Emerald Real Estate Development, Inc.

INCUMBENT DIRECTORS, TERM EXPIRING 2005

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation
Robert J. Dickson	70	1983	1978	Chairman of the Boards of Frontier Financial Corporation, Frontier Bank and FFP, Inc.

Edward D. Hansen	64	1983	1978	General Manager, Snohomish County PUD (July 2002 to present); Mayor, City of Everett (January 1994 to July 2002) and President, Golf N.W.

William H. Lucas, DC	75	1983	1978	Chiropractor

Darrell J. Storkson	60	1997	1997	Owner, Evergreen Lanes

INCUMBENT DIRECTORS, TERM EXPIRING 2006

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation
Lucy DeYoung	54	1997	1997	President, Red Rock Enterprises, Inc. (financial investment advisory services)

William J. Robinson	60	1983	1978	Manager, Robinson Properties and Investments, LLC (real estate management and development)

Edward C. Rubatino	73	1983	1978	President, Rubatino Refuse Removal, Inc.

The Corporation’s Board of Directors also serves as the Board of Directors of Frontier Bank and FFP, Inc., wholly owned subsidiaries of the Corporation.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Moss Adams LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2004. Services provided to the Corporation and its subsidiaries by Moss Adams LLP in fiscal 2003 and 2002 are described under “Independent Auditors.”

Representatives of Moss Adams LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

DIRECTORS’ MEETINGS, COMMITTEES AND COMPENSATION

The Board of Directors of the Corporation held 10 meetings in 2003. However, since the Board of Frontier Bank and the Board of the Corporation are the same, the directors at each Board meeting of Frontier Bank, of which 12 were held in 2003, review the financial records of the Corporation. Frontier Bank’s Board of Directors has established certain standing committees, including the Audit, Nominating, Corporate Governance and Personnel Committee. Each member of the Board of Directors attended at least 75 percent of the Board and committee meetings of which they were a member.

All Directors are considered independent under the NASDAQ rules except for Mr. Michael Clementz, Mr. John Dickson and Mr. Robert Dickson.

Audit Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the charter is annexed to the Proxy Statement as Appendix A. Pursuant to the charter, the functions of the Audit Committee include:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process, system of disclosure controls, and internal control system;

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department;

•	Monitor the compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Corporate Governance Guidelines and Code of Ethics;

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors;

•	Prepare the Committee report required by the SEC rules to be included in the Corporation’s annual proxy statement.

The members of the Audit Committee during 2003 were Ms. DeYoung, Chair, Mr. Robinson, Mr. Rubatino, and Mr. Storkson. Although the Audit Committee does not have an “audit committee financial expert” within the meaning of the SEC regulations, the Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of NASDAQ rules, and that the Audit Committee is sufficiently experienced and qualified to fulfill its responsibilities to the shareowners. The committee held 11 meetings in 2003.

Compensation (Personnel) Committee. The functions of the Compensation (Personnel) Committee include establishment of policies with respect to the compensation of officers and employees of the Corporation and its subsidiaries. During 2003, the members of the committee were Mr. Hansen, Chair, Mr. Barber, Mr. Robert Dickson, Dr. Lucas, Mr. Mulligan and Mr. Storkson. The committee held 2 meetings in 2003.

Nominating Committee. The functions of the Nominating Committee include recommend to the Board of directors the slate of director nominees for election to the Board, to recommend an individual to be appointed Chairman of the Board and to identify and recommend candidates to be added to the Board between annual shareowner meetings as vacancies occur or otherwise as directed by the Board. The members of the committee were Mr. Mulligan, Chair, Ms. DeYoung, Mr. Hansen, Dr. Lucas and Mr. Robinson. A copy of the committee’s charter can be viewed at www.frontierbank.com.

The Nominating Committee will consider nominations from shareowners, provided that such nominations are received by the Company’s Secretary in accordance with the Articles of Incorporation, the Bylaws, and the date set in the prior year’s proxy statement for the annual meeting of shareowners. The Nominating Committee considers candidates for the Board based upon criteria that includes their business and professional skills, concern for the long-term interests of shareowners, and personal integrity and judgment. At least a majority of directors on the Board will be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director.

In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Corporation during their term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the members of the Nominating Committee will be polled for suggestions as to potential candidates that may meet the criteria above, and will discuss candidates suggested by Company shareowners. The Nominating Committee then selects nominees by majority vote.

Corporate Governance Committee. The function of the Corporate Governance Committee is to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Corporation. The members of the committee were Mr. Mulligan, Chair, Ms. DeYoung, Mr. Robert Dickson, Mr. Hansen, Dr. Lucas and Mr. Robinson.

In January 2003, all directors of the Corporation and Frontier Bank received an annual retainer of 1,500 shares of Common Stock or $39,000 for service on the Corporation’s Board, and a fee of $2,800 for each Frontier Bank Board meeting attended. Directors do not receive any fees for attendance at committee meetings. The Chair of the Board and the Audit Committee receive an additional fee of $200 for each Frontier Bank Board meeting attended.

COMPENSATION (PERSONNEL) COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

Mr. Robert J. Dickson, who is employed by the Corporation as its Chairman of the Board, serves on the Compensation (Personnel) Committee but does not participate in discussions regarding his own compensation.

BENEFICIAL STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of February 29, 2004, as to the shares of common stock beneficially owned by each director, the Chief Executive Officer of the Corporation and the four other highest paid executive officers during the year ended December 31, 2003 (“Named Executive Officers”), and by all executive officers and directors of the Corporation as a group and each beneficial owner of more than 5 percent of the Corporation’s voting securities.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)		Percentage of Outstanding Shares(3)
Directors
George E. Barber	50,514		*
Lucy DeYoung	4,776		*
Edward D. Hansen	232,526	(4)	1.25%
William H. Lucas, DC	43,305	(5)	*
James H. Mulligan	146,602	(6)	*
William J. Robinson	271,539	(7)	1.46%
Edward C. Rubatino	236,886	(8)	1.27%
Darrell J. Storkson	260,106	(9)	1.40%

Named Executive Officers
Robert J. Dickson **	605,295	(10)	3.25%
Michael J. Clementz**	280,122	(11)	1.51%
John J. Dickson**	124,095	(12)	*
Lyle E. Ryan	36,909	(13)	*
James Ries	34,961	(14)	*
All Directors and Executive Officers as a group (19 persons)	2,423,766	(15)	12.99%

*	Less than 1%.
**	Mr. Robert Dickson, Mr. John Dickson and Mr. Clementz also serve as Directors of the Corporation.

(1)	As of February 29, 2004 there was no individual or entity known to the Corporation to be the beneficial owner of more than 5 percent of the Corporation’s voting stock.
(2)	In determining beneficial ownership, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power which includes the power to vote, or to direct the voting of, such securities and/or (2) investment power which includes the power to dispose, or to direct the disposition, of such security. In addition, for the purposes of this chart, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire: (a) through exercise of an option, warrant or right; (b) through the conversion of security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.
(3)	Any securities not outstanding but which are subject to options, warrants, rights or conversion privileges set forth in footnote (2) above are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but not for the purpose of computing the percentage of the class by any other person.
(4)	Includes 4,040 shares held by Mr. Hansen’s spouse who has voting and dispositive power, 26,788 shares held by Mr. Hansen or Mr. Hansen’s spouse in custody for children, 9,254 shares held in a charitable trust of which Mr. Hansen is trustee and has voting and dispositive power, and 87,274 shares held in an investment capacity of which Mr. Hansen has voting and dispositive power.

(5)	Includes 3,676 shares held in a retirement trust capacity of which Mr. Lucas as voting and dispositive power.
(6)	Includes 2,265 shares held by Mr. Mulligan’s daughter with respect to which Mr. Mulligan disclaims beneficial ownership.
(7)	Includes 18,810 shares held by a profit sharing trust of which Mr. Robinson has voting and dispositive power.
(8)	Includes 110,790 shares held in a trust of which Mr. Rubatino is trustee and has voting and dispositive power.
(9)	Includes 5,786 shares held by a profit sharing trust of which Mr. Storkson has voting and dispositive power.
(10)	Includes 5,769 shares which Mr. Dickson has the right to acquire through the exercise of stock options; and 305,970 shares held by a family limited partnership in which Mr. Dickson and his spouse have voting and dispositive power.
(11)	Includes 4,900 shares which Mr. Clementz has the right to acquire through the exercise of stock options; 4,920 shares owned by Mr. Clementz’s spouse who has voting and dispositive power; 201,340 shares held in an LLC of which Mr. Clementz has the voting and dispositive power; 16,800 shares are held by a construction company of which Mr. Clementz has the voting and dispositive power; and 36,750 shares held by Mr. Clementz’s parents, with regard to which Mr. Clementz has power of attorney.
(12)	Includes 7,489 shares which Mr. Dickson has the right to acquire through the exercise of stock options, 5,933 shares by Mr. Dickson or Mr. Dickson’s spouse in custody for children and 6,330 shares held in trust of which Mr. Dickson has voting and dispositive power and includes 60,010 shares held by the family limited partnership as a result of his beneficial interest. These shares held by the family limited partnership are also included in Robert J. Dickson’s holdings.
(13)	Includes 8,371 shares which Mr. Ryan has the right to acquire through the exercise of stock options and 616 shares owned by Mr. Ryan’s son with respect to which Mr. Ryan disclaims beneficial ownership.
(14)	Includes 7,385 shares which Mr. Ries has the right to acquire through the exercise of stock options, and 2,828 shares owned by Mr. Ries’ daughter with respect to which Mr. Ries disclaims beneficial ownership.
(15)	Includes 129,377 shares and options to purchase 26,763 shares not reflected elsewhere in the chart.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table shows the name of each executive officer of the Corporation (including Named Executive Officers) who are not also a director or nominee for director of the Corporation, his age and the offices he holds with the Corporation and Frontier Bank. All offices are held at the discretion of the Board of Directors.

Name	Age	Office and Year Assumed Office
Carol E. Wheeler	47	Chief Financial Officer of the Corporation (2003) and FFP, Inc. (2003)
James F. Felicetty	60	Secretary and Treasurer of the Corporation (1983) and FFP, Inc. (1988)

Compensation of Executives

The following table sets forth certain compensation information with respect to the Corporation’s Chief Executive Officer and four other most highly compensated officers for the fiscal years ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Annual Compensation						Long-Term Compensation Awards	All Other Compensation(2)
		Salary		Bonus		Other Annual Compensa- tion(1)		Options
Robert J. Dickson Chairman of the Board	2003 2002 2001	$ $ $	146,875 300,000 300,000	$ $ $	367,450 265,217 297,019	$ $ $	96,957 54,230 97,248	-0- 3,846 3,846	$ $ $	8,034 8,000 6,969
Michael J. Clementz President and Chief Executive Officer of Frontier Financial Corporation	2003 2002 2001	$ $ $	176,250 155,000 150,000	$ $ $	48,940 14,891 46,497	$ $ $	103,789 42,438 92,724	3,000 1,000 900	$ $ $	8,034 8,000 6,969
John J. Dickson Chief Executive Officer of Frontier Bank	2003 2002 2001	$ $ $	163,250 114,150 100,750	$ $ $	8,280 10,790 9,695	$ $ $	25,031 12,475 10,937	3,000 800 720	$ $ $	6,890 5,027 3,423
Lyle E. Ryan President and Chief Operating Officer of Frontier Bank	2003 2002 2001	$ $ $	174,500 143,000 132,000	$ $ $	8,852 15,253 12,498	$ $ $	17,518 14,341 12,662	3,000 1,000 1,440	$ $ $	7,365 6,330 5,780	(3)
James W. Ries President, Real Estate Division of Frontier Bank	2003 2002 2001	$ $ $	164,669 139,100 126,500	$ $ $	8,353 17,056 20,479	$ $ $	17,436 16,293 14,694	3,000 1,000 900	$ $ $	6,950 6,246 6,025

(1)	Includes Board fees, amounts paid pursuant to profit sharing and money purchase plans, and certain other employee benefits. Does not include earnings on prior years’ contributions to retirement plans.
(2)	Represents the matching contribution to the Corporation’s 401(k) plan.
(3)	Includes options granted to spouse, who was an employee of Frontier Bank.

Option Grants

The following table sets forth certain information regarding options to purchase shares of the Corporation’s Common Stock granted to the Corporation’s Chief Executive Officer and other Named Executive Officers during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(2)
					5% ($)	10% ($)
Robert J. Dickson	-0-	-0-	N/A	N/A	-0-	-0-
Michael J. Clementz	3,000	1.91%	$33.00	12/17/13	62,261	157,781
John J. Dickson	3,000	1.91%	$33.00	12/17/13	62,261	157,781
Lyle E. Ryan	3,000	1.91%	$33.00	12/17/13	61,261	157,781
James W. Ries	3,000	1.91%	$33.00	12/17/13	61,261	157,781

(1)	The exercise price of the options is the fair market value of the Common Stock on the date of grant. Any shareowners who purchased stock at the same time would have the same value realized in their holdings.
(2)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 10% and 5% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Corporation’s Common Stock Price.

Option	Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 2003, and options held as of December 31, 2003, by the Corporation’s Chief Executive Officer and other Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year-End (1) Exercisable/ Unexercisable
Robert J. Dickson	6,270	$65,543	5,769/0	$41,357/0
Michael J. Clementz	8,500	$84,718	4,900/0	$14,280/0
John J. Dickson	606	$11,832	7,489/0	$58,629/0
Lyle E. Ryan	808	$27,426	8,371/0	$68,639/0
James W. Ries	—	—	7,385/0	$47,383/0

(1)	On December 31, 2003, the closing price of Common Stock was $33.20. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option, and are not reduced to reflect taxes payable with respect to such amount.

In the table above, the shares exercised were granted in years from 1993 to 2001 at the price of the Common Stock on the date of the grant. Any shareowner who purchased the Corporation’s Common Stock at that time would have realized the same appreciation in their holdings.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

Summary of Compensation Policies for Executive Officers

The goals of the Corporation’s compensation program are to: (1) enable the Corporation to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Corporation, (2) align compensation with business objectives and performance, and (3) align incentives for executive officers with the interests of shareowners in maximizing shareowner value. The Corporation emphasizes performance-based compensation that is competitive in the marketplace and reviews its compensation practices annually by comparing them with competitors. The compensation policy also reflects the competition for executive talent and the unique challenges and opportunities facing the Corporation in the financial services market.

The Corporation’s compensation program for all employees includes both cash and equity-based factors. Consistent with competitive practices, the Corporation also utilizes cash bonuses and incentive plans based on achievements of financial performance objectives.

Cash Compensation

Salary. The Corporation sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a peer group, which includes banks similar in size that compete with the Corporation in the recruitment and retention of senior personnel. Individual salaries for each executive officer are set relative to this target based on certain individual performance and contribution to the Corporation’s results.

Cash Bonuses. Certain employees of the Corporation are eligible to participate in the Corporation’s cash incentive and bonus plans with executive employee bonuses determined by the Compensation Committee of the Board of Directors. These plans provide cash awards for meeting annual performance goals.

Equity-Based Compensation

Incentive stock options are granted to all “key employees.” Employees are classified as key employees after: (1) the officer has been with the Corporation for a period of one year, or (b) the non-officer has been with the Corporation for a period of five years. The number of shares granted to the key employee is based on a graduated scale, depending on the individual’s level of responsibility. However, exceptions can be made to this policy by the Board of Directors. Options are immediately vested and expire ten years from the date of grant.

(1) This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CEO Compensation

The CEO’s compensation is comprised of base salary, annual bonus and stock options. In determining the CEO’s bonus and other compensation, the Committee considers the Corporation’s annual financial performance, including profitability, asset growth, loan growth, and the nonperforming assets ratio. The Corporation traditionally pays the CEO’s annual bonus with respect to the prior year’s service at the beginning of each calendar year.

In reviewing Mr. Clementz’s performance in 2003, the Committee considered, in addition to the above criteria, the performance of certain of the Corporation’s peers.

During 2003, Mr. Clementz received a salary of $176,250. In determining Mr. Clementz’s compensation for 2004, the Committee considered the accomplishments for 2003 including: (1) asset growth (total assets increased $132 million, or 6.8%); (2) net loan growth (net loans increased $112 million, or 6.8%); (3) loan portfolio quality (nonperforming assets totaled $10.9 million, or .52% of total assets); (4) expense control (the efficiency ratio for 2003 was 41%); (5) return on average assets (ROA was 1.96%) and (6) return on average equity (ROE was 19.2%). Also noted was that the Corporation, when compared to six regional peers, was fifth in size, but the best in earnings, ROA, ROE, net interest margin, and stock price to book value. In 2003 Mr. Clementz received a cash bonus of $48,940 and a stock option to purchase 3,000 shares of common stock. Mr. Clementz does not participate in the deliberations of the Committee relating to his compensation.

Submitted by members of the Committee:

Edward D. Hansen, Chair	William H. Lucas, DC
George E. Barber	James H. Mulligan
Robert J. Dickson	Darrell J. Storkson

REPORT OF THE AUDIT COMMITTEE (1)

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Moss Adams LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, which relate to the auditors’ independence from the Company and its related entities, and has discussed with Moss Adams LLP their independence from the Company and has considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an “independent” Director under the current listing standards of the National Association of Securities Dealers (NASD).

Based on the review and discussions above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Lucy DeYoung, Chair	William J. Robinson
Edward C. Rubatino	Darrell J. Storkson

(1) This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

The Board of Directors has adopted a Code of Ethics for Senior Financial Officers. The Code of Ethics is available at www.frontierbank.com.

FIVE YEAR PERFORMANCE COMPARISON

TOTAL CUMULATIVE RETURN TO SHAREOWNERS

The graph below provides an indicator of cumulative shareholder returns for the Corporation as compared with the Nasdaq Banks Stock Index and the S&P 500.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Frontier Financial Corporation	88.57	112.87	120.21	120.34	159.45
Nasdaq Bank Stocks Index	96.15	109.83	118.92	121.73	156.61
S&P 500 Index	121.00	109.99	96.90	75.49	97.15

The above presentation assumes $100 was invested on December 31, 1998, in the Corporation’s Common Stock and each of the above indexes.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers, and beneficial owners of more than 10 percent of a registered class of the Corporation’s equity securities, to file reports of their ownership of such securities, and any changes in that ownership, with the Securities and Exchange Commission. All such persons are required by regulation to provide copies of such reports to the Corporation. The Corporation is not aware of any beneficial owner of more than 10 percent of its Common Stock.

Based solely on its review of the copies of the reports furnished to the Corporation and on representations from certain reporting persons, the Corporation believes that in 2003 the Corporation’s directors and executive officers met all Securities and Exchange Commission filing requirements, except that Dr. Lucas inadvertently reported a sale of 80 and 220 shares seven and one day(s) late, respectively, due to an administrative error of the Bank’s Trust Department.

RELATED PARTY TRANSACTIONS AND BUSINESS RELATIONSHIPS

During 2003, certain directors and executive officers of the Corporation and Frontier Bank, and their associates, were customers of Frontier Bank, and it is anticipated that such individuals will continue to be customers of Frontier Bank in the future. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

INDEPENDENT AUDITORS

The independent public accounting firm of Moss Adams LLP audited the Corporation’s consolidated financial statements for fiscal 2003 and has been similarly engaged in 2004. Representatives from Moss Adams LLP are expected to be present at the Annual Meeting of Shareowners and will be given an opportunity to make a statement and will be available to respond to appropriate questions.

Fees Billed to the Corporation by Moss Adams LLP During Fiscal Year 2002

Audit Fees. The aggregate fees billed by Moss Adams LLP for the audit of the Corporation’s annual consolidated financial statements for the fiscal year ended December 31, 2003 and 2002, and the review of the consolidated financial statements included in the Corporation’s Forms 10-Q for fiscal 2003 and 2002, were $117,900 and $108,000, respectively.

Audit Related Fees. The aggregate fees billed to the Corporation for the audit of the Corporation’s pension plan and internal control report for the fiscal year ended December 31, 2003 and 2002, were $13,985 and $13,875, respectively.

Tax Fees. The aggregate fees billed to the Corporation for the preparation of the Corporation’s tax return for the fiscal year ended December 31, 2003 and 2002, were $41,400 and $52,885, respectively.

All Other Fees. There were no fees billed to the Corporation for all other services rendered by Moss Adams LLP for the fiscal year ended December 31, 2003 and 2002.

Financial Information Systems Design and Implementation Fees. There were no fees billed by Moss Adams LLP to the Corporation for financial information systems design and implementation fees for the fiscal year ended December 31, 2003 and 2002.

The Audit Committee is responsible for pre-approving all auditing services and permitted nonaudit services to be performed for the Corporation by the independent auditors or any other auditing firm, except as provided in this paragraph. In no event shall the independent auditors perform any nonaudit services for the Corporation, which are prohibited by Section 10A(g) of the Exchange Act or of the SEC rules or the Public Corporation Accounting Oversight Board. The Committee establishes general guidelines for the permissible scope and nature of any permitted nonaudit services in connection with its annual review of the audit plan and shall review such guidelines with the full Board. Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of nonaudit services if (i) the aggregate amount of all such nonaudit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the nonaudit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be nonaudit services, and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit. Approvals of nonaudit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required as promptly as practicable in the Corporation’s quarterly or annual reports required by Section 13(a) of the Exchange Act.

SHAREOWNER COMMUNICATIONS

Any shareowner wishing to communicate with the Corporation’s Board of Directors should send its communication to the Secretary of the Corporation at Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, WA 98203.

Although the Corporation does not have a formal policy regarding attendance by a member of the Board of Directors at the Corporation’s Annual Meeting of Shareowners, the Corporation has always encouraged its directors to attend and expects to continue its policy. In 2003, all of its Directors attended the Annual Meeting of Shareowners.

SHAREOWNER PROPOSALS FOR 2005 ANNUAL MEETING

In order for shareowner proposals to be included in the 2005 proxy materials and considered at the 2005 Annual Meeting of Shareowners, proposals must be received by the Secretary of the Corporation at Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, WA 98203, no later than November 15, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. In addition, if the Corporation receives notice of a shareowner proposal after November 10, 2004, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareowner proposal.

OTHER INFORMATION

The Corporation will furnish to shareowners without charge a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, upon receipt of written request addressed to Shareowner Services, Frontier Financial Corporation, 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA 98203.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. As of the date of the preparation of this Proxy Statement, no shareowner has submitted to the Board any proposal to be acted on at the Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED STAMPED ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

By Order of the Board of Directors,

/s/ JAMES F. FELICETTY
James F. Felicetty, Secretary

APPENDIX A

FRONTIER FINANCIAL CORPORATION AUDIT COMMITTEE CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation or any if its subsidiaries to any governmental body or the public; the Corporation’s systems of internal controls that management and the Board have established and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee will encourage continuous improvement of, and will foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process, system of disclosure controls, and internal control system;

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department;

•	Monitor the compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Corporate Governance Guidelines and Code of Ethics;

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors;

•	Prepare the Committee report required by the SEC rules to be included in the Corporation’s annual proxy statement.

The Audit Committee will also perform the duties required by law to be performed by an audit committee for any subsidiary bank of the Corporation that does not have its own audit committee to the extent permitted, and in the manner required, by applicable laws and regulations.

With respect to joint sessions of the Audit Committee:

A)	The Audit Committee may meet simultaneously as a committee of the Corporation and any subsidiary of the Corporation that does not have its own Audit Committee, though it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other(s) or to consider transactions between the entities or other matters where the Corporation and one or more subsidiaries may have different interest; and
B)	The Audit Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Corporations and those of the Corporation’s subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Corporation’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

The Audit Committee’s job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Corporation’s financial statements, to plan or conduct audits, or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (GAAP). The Corporation’s management is responsible for preparing the Corporation’s financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Audit Committee to conduct investigations or assure compliance with laws and regulations and the Corporation’s Corporate Governance Guidelines and Code of Ethics.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this charter.

II. COMPOSITION

The Board of Directors shall determine the number of members of the committee, but the number will not be less than the minimum number as prescribed by applicable law, the Code of Regulations or by requirements applicable to NASDAQ National Market issuers or such other exchange or system upon which the Corporation’s securities are listed, quoted and/or traded (NASDAQ). In no event will such number of members be less than three (3). Committee members must fully satisfy independence and experience requirements as prescribe by NASDAQ, Section 10A of the Securities Exchange Act of 1934 (the Exchange Act) and the rules and regulations of the Securities and Exchange Commission (SEC), and the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) and applicable rules and regulations thereunder. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise or become financially literate within a reasonable period of time after joining the audit committee. The Board of Directors shall determine whether any members of the Audit Committee are audit committee financial experts as defined by the SEC Rules in accordance with the Sarbanes-Oxley Act of 2002. No member of the committee may be an “affiliated person’” of the Corporation or any of its subsidiaries.

Director’s fees are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Corporation.

The Chairman of the Board shall appoint the members of the Committee annually. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Audit Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report to any other advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel, independent auditors or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

The Audit Committee is directly and solely responsible for the appointment, compensation, and the oversight work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All contracts entered into with the independent auditors will be subsequently reported to the full board of directors. The independent auditors shall report directly to the Committee.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with the manager of internal auditing department, credit review and the independent accountants in separate executive session to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee shall report to the Board on the Committee’s activities after each Audit Committee meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Charter Review

•	Review and update this Charter periodically, at least annually, as conditions dictate.

Independent Accountants

•	Hire, terminate, compensate, review and oversee the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting;
•	Review the experience, rotations and qualifications of the senior members of the independent auditor’s team;
•	Monitor the independence, qualifications and performance of the independent auditors including but not limited to the following:

1)	Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issued raised by the most recent quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the same, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Corporation;
2)	Evaluating the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and whether the provision of any nonaudit serves is compatible with maintaining the auditors independence, and taking into account the opinions of management and the internal auditors;
3)	Establishing and overseeing restrictions on the actions of directors, officers, or employees of the Corporation in illegally influencing, coercing, manipulating or misleading the Corporations independent auditors including violations of Rule 13b2-2 promulgated under the Exchange Act; and
4)	If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

•	Pre-approve all auditing services and permitted nonaudit services to be performed for the Corporation by the independent auditors or any other auditing firm, except as provided in this paragraph. In no event shall the independent auditors perform any nonaudit services for the Corporation, which are prohibited by Section 10A(g) of the Exchange Act or of the SEC rules or the Public Corporation Accounting Oversight Board. The Committee shall establish general guidelines for the permissible scope and nature of any permitted nonaudit services in connection with its annual review of the audit plan and shall review such guidelines with the full Board. Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of nonaudit services if (i) the aggregate amount of all such nonaudit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the nonaudit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be nonaudit services, and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit. Approvals of nonaudit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required as promptly as practicable in the Corporation’s quarterly or annual reports required by Section 13(a) of the Exchange Act.
•	Oversee the rotation of the lead audit partner having primary responsibility of the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;
•	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Corporations, including in particular the prohibition on employment under Section 10A(1) of the Exchange Act as chief executive officer, controller, chief financial officer, chief account officer, or any person serving in an equivalent position for the Corporation, during the preceding one-year period;
•	Ensure that the independent auditors have access to all necessary Corporation personnel, records or other resources.

Financial Reporting Processes

•	Review and discuss with the internal auditors, credit review and the independent auditors their respective annual audit plans, reports and the results of their respective audits;
•	Review all regulatory examination results and management’s response;
•	Review and discuss with management and the independent auditors the Corporation’s quarterly financial statements and its Form 10Q or 10K, prior to its filing, including disclosures made in the section regarding management’s discussion and analysis, the results of the independent auditors’ reviews of the quarterly financial statements, and determine whether the quarterly financial statements should be included in the Corporation’s Form 10Q or 10K;
•	Review and discuss with management the quarterly Corporation’s earnings press releases;
•	Review and discuss with the Corporation’s Chief Executive Office and Chief Financial Officer all matters such officers are required to certify in connection with the Corporation’s Form 10Q and 10K or other filings and reports;
•	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or (GAAP) methods on the Corporation’s financial statements;

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the Corporation’s financial statements, conditions or results and any necessary disclosures related thereto;
•	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61;
•	Ensure that the Corporation’s independent auditors reports to the Committee all of the Corporation’s critical accounting policies and procedures and alternative accounting treatments of financial information with GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;
•	Ensure that the Corporation’s independent auditors shares with the Committee all material written communication between the auditors and management;
•	Discuss with the Corporation’s independent auditors, internal auditors, and management their assessments of the adequacy of the Corporation’s internal controls and disclosure controls and procedures;
•	Discuss with the Corporation’s independent auditors, internal auditors, and management as appropriate the Corporation’s FDICIA internal controls report and the attestation of the Corporation’s independent auditors to the same;
•	Discuss with the Corporation’s independent auditors, internal auditors, and management as appropriate any weaknesses or deficiencies that any of foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies;
•	Monitor the Corporation’s progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters;
•	Receive periodic reports from the independent auditors and Chief Financial Officer (CFO) of the Corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation; and
•	Receive periodic reports from independent auditors and appropriate officers of the Corporation on significant financial reporting, internal controls or other related matters of the Corporation’s subsidiaries.

Internal Audit Function

•	Review appointment, performance and replacement of the senior internal audit and senior credit review personnel;
•	Review the internal audit and credit review plan and assess whether it is consistent with the Corporation’s needs;
•	Review the significant reports to management prepared by the internal auditing and credit review departments and management’s responses;
•	Review and discuss with the internal auditors and credit review the results of their work, including their audit report as well as their control risk assessment;
•	Discuss with the independent auditors and approve the internal audit and credit review responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit and credit review work; and;
•	Ensure that the internal auditors and credit review staff have access to all necessary Corporation resources.

Ethical and Legal Compliance

•	The Committee shall review with management actions taken to ensure compliance with the Code of Ethics and ensure that management has established a system to enforce this Code.

•	The Committee shall, in accordance with SEC standards, establish procedures and maintenance of records for:

a)	the receipt, retention and treatments of complaints received by the Corporation regarding accounting, internal accounting controls or audit matters; and
b)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
•	Perform any other activities consistent with this Charter, the Corporations by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	The CFO or one or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;
•	Counsel, independent auditors, or other persons as to matters which the Committee members reasonably believes to be within the professional or expert competence of such person.

PROXY

FRONTIER FINANCIAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREOWNERS

TO BE HELD ON APRIL 21, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT J. DICKSON and EDWARD D. HANSEN, and each of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of stock of Frontier Financial Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareowners to be held on Wednesday, April 21, 2004, at 7:30 p.m., local time, at the Everett Golf & Country Club, 1500-52nd Street, Everett, Washington, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

(When properly executed, this Proxy will be voted in accordance with your instructions. If you give no instructions, this Proxy will be voted FOR Proposal 1 and FOR Proposal 2. The Directors recommend a vote FOR the nominees for Director and the ratification of Moss Adams as the auditor.)

The shares represented by this Proxy shall be voted as follows:

(1) Election of Directors. (John J. Dickson to hold office until the Annual Meeting of Shareowners held in the year 2006, and the others to hold office until the Annual Meeting of Shareowners held in the year 2007 or until their successors are duly elected and qualified).

John J. Dickson

George E. Barber

Michael J. Clementz

James H. Mulligan

☐ FOR the nominees listed above.

☐ FOR the nominees listed above EXCEPT                                                      .

☐ WITHHOLD AUTHORITY to vote for all nominees listed above.

(2)	Ratify Moss Adams LLP as the auditors for Frontier Financial Corporation and subsidiaries.

☐ Yes.

☐ No.

(3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:

Signature(s)

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.)